EXHIBIT 4.1

RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

Under Section 245 of the Delaware General Corporation Law

Medis Technologies Ltd., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:              That the name of the corporation is MEDIS TECHNOLOGIES LTD.

SECOND:             That the original Certificate of Incorporation of the Corporation was filed on April 7, 1992 with the Secretary of State of the State of Delaware under the name S.C.L.W. Corporation.

THIRD:     That the following amendment and restatement of the Certificate of Incorporation of the Corporation was declared advisable by Board of Directors of the Corporation and was approved by written consents executed by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon in the manner prescribed by Sections 228 and 242 of the Delaware General Corporation Law. This Restated Certificate of Incorporation was duly adopted in the manner prescribed by Section 245 of the Delaware General Corporation Law.

FOURTH:              That the text of the Certificate of Incorporation of MEDIS TECHNOLOGIES LTD. is hereby restated to read in full as follows:

“FIRST:    The name of the corporation is MEDIS TECHNOLOGIES LTD.

SECOND:             The address of the initial registered and principal office of this corporation is this state is 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901, in the County of Kent, and the name of the registered agent at said address is LEXIS Document Services Inc.

THIRD:              The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:              (a)     The corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE
Common	25,000,000.01
Preferred	10,000.01

(b)  The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

FIFTH:               The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(a)  The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

(b)  The Board of Directors shall have power without the assent or vote of the stockholders:

(i)  To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(ii)  To determine from time to time whether, and to what times and places and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(c)  The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(d)  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

SIXTH:     (a)    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

(b)  The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-

Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(c)  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

(d)  No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SEVENTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH:       The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article EIGHTH.”

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and amends the provisions of the Certificate of Incorporation, as amended, of the Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 19th day of April, 2000.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: President

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

___________________________________

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:         Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of April 28, 2002, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation’s Restated Certificate of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE
Common	35,000,000.01
Preferred	10,000	.01”

SECOND:    That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on June 12, 2002, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:        That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its President, this 27th day of June, 2002.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Howard Weingrow
President

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

___________________________________

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:     Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of May 13, 2004, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation’s Restated Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE
Common	38,000,000.01
Preferred	10,000	.01”

SECOND:    That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on June 30, 2004, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:         That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its President, this 7th day of July, 2004.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Howard Weingrow
President

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

___________________________________

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:         Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of May 1, 2006, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation’s Restated Certificate of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE
Common	41,500,000	$0.01

Preferred	10,000	$0.01”

SECOND:    That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on July 18, 2006, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:        That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its Deputy Chairman and Chief Operating Officer, this 21st day of July, 2006.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Howard Weingrow
President

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

_________________

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:    Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of April 18, 2007, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation’s Restated Certificate of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE

Common	43,500,000	$0.01

Preferred	10,000	$0.01”

SECOND:  That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on July 17, 2007, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its Deputy Chairman and Chief Operating Officer, this 19th day of July, 2007.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Howard Weingrow
Deputy Chairman & COO

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:         Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of March 31, 2008, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation’s Restated Certificate of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE

Common	49,500,000	$0.01

Preferred	10,000	$0.01”

SECOND:     That at the duly noticed and convened Special Meeting of Stockholders of the Corporation held on May 15, 2008, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:         That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its Deputy Chairman and Chief Operating Officer, this 19th day of May, 2008.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Howard Weingrow
Deputy Chairman & COO

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MEDIS TECHNOLOGIES LTD.

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:          Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of May 30, 2008 and as of June 19, 2008, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation’s Restated Certificate of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE

Common	57,500,000	$0.01

Preferred	10,000	$0.01”

SECOND:     That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on August 11, 2008, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:         That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its Deputy Chairman and Chief Operating Officer, this 19th day of August, 2008.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Howard Weingrow
Deputy Chairman & COO